Exhibit 99.1

9503 East 33rd Street
Indianapolis, IN 46235-4207
(800) CELADON
(317) 972-7000

For more information:	FOR IMMEDIATE RELEASE
Joe Weigel	November 30, 2017
Director of Communications
(317) 972-7006 Direct
jweigel@celadongroup.com

CELADON GROUP ANNOUNCES APPOINTMENT OF VINCENT DONARGO AS
VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER; PROVIDES REFINANCING UPDATE

INDIANAPOLIS – November 30, 2017 – Celadon Group, Inc. (“Celadon” or the “Company”) (NYSE: CGI) today announced the appointment of Vincent Donargo as Vice President and Chief Accounting Officer, effective today.  The Company also provided an update on its previously disclosed refinancing process.

Appointment of Mr. Donargo
Mr. Donargo brings the company over 30 years of accounting and financial leadership experience.   He previously served as Executive Vice President and Chief Financial Officer of Beaulieu Group LLC, a North American carpet and flooring manufacturing company, from August 2016 to November 2017. Prior to joining Beaulieu Group, he was at Brightstar Corp., a mobile services company, serving as Executive Vice President Finance Operations, from August 2015 to August 2016 and as Executive Vice President and Chief Financial Officer from April 2014 to August 2015. Before his tenure at Brightstar, Mr. Donargo worked for Brightpoint, Inc., a publicly traded provider of worldwide distribution and integrated logistics services prior to its acquisition by Ingram Micro Inc., where he served as Chief Accounting Officer and Controller from September 2005 to May 2011 and as Chief Financial Officer and Treasurer from May 2011 to October 2012.  Mr. Donargo also served as Executive Vice President, Integration, FP&A, and Finance Transformation at Ingram Micro after Brightpoint’s acquisition from October 2012 to April 2014.  Mr. Donargo holds a B.A. in accounting from Rutgers University.

Thom Albrecht, Chief Financial and Strategy Officer, stated, “We are pleased to add Vince to the Celadon team and are glad to have reached a conclusion to our search for a Chief Accounting Officer.  Vince’s deep expertise in accounting and financial matters will be invaluable to the Company and we look forward to his contributions.”

Mr. Donargo said, “I am excited to join Celadon and support the Company’s ongoing efforts.  I look forward to working with Thom in leading the accounting team and playing a key role at Celadon.”

Refinancing Update
On October 2, 2017, the Company entered into a Sixth Amendment to Amended and Restated Credit Agreement (the “Sixth Amendment”) which, among other things, required the Company to obtain non-binding letters of intent for proposed financings sufficient to refinance the Company's existing revolving credit facility, and the payment of any preliminary “diligence” or similar fees required by such letters of intent.  The Company has received the required proposals and paid the requisite preliminary fees, satisfying this provision of the Sixth Amendment.  The proposals are non-binding and the completion of the refinancing is subject to, among other things, the prospective lenders’ satisfactory completion of due diligence, internal lender approvals, and negotiation of definitive documentation.

Paul Svindland, Chief Executive Officer, commented,  “We were pleased to receive proposals for both an asset based revolving credit facility and term loan financing.  In particular, we have entered into a nonbinding letter of intent which contemplates an asset based revolving credit facility with two of our existing revolving lenders.  This continued support from our current lenders is much appreciated as we continue to work towards accomplishing the refinancing.”

About Celadon

Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long haul, regional, local, dedicated, intermodal, temperature-protect, and expedited freight service across the United States, Canada, and Mexico. The Company also owns Celadon Logistics Services, which provides freight brokerage services, freight management, as well as supply chain management solutions, including logistics, warehousing, and distribution.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including “expects,” “expected,” “will,” “would be,” “intends,” “believes,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, statements relating to the Company’s efforts to refinance its credit facility, among others, are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

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